Exhibit 99.B(n)(3)(a)

SCHEDULE A
(to Multi-Class Plan for Pacific Funds Series Trust)

Fund Name	Share Class(es)

Pacific FundsSM Portfolio Optimization Conservative
Pacific FundsSM Portfolio Optimization Moderate-Conservative
Pacific FundsSM Portfolio Optimization Moderate
Pacific FundsSM Portfolio Optimization Growth
Pacific FundsSM Portfolio Optimization Aggressive-Growth

A, B, C, R, T, Advisor
Pacific FundsSM Diversified Alternatives	A, C, T, Advisor
Pacific FundsSM Core Income Pacific FundsSM Floating Rate Income Pacific FundsSM High Income	A, C, I, T, Advisor, P
Pacific FundsSM Short Duration Income Pacific FundsSM Strategic Income Pacific FundsSM Limited Duration High Income	A, C, I, T, Advisor
Pacific FundsSM Large-Cap Pacific FundsSM Large-Cap Value Pacific FundsSM Small/Mid-Cap Pacific FundsSM Small-Cap Pacific FundsSM Small-Cap Value Pacific FundsSM Small-Cap Growth	A, C, Advisor, S, T, Investor, P

PF Small-Cap Value Fund
PF Main Street® Core Fund
PF Emerging Markets Fund
PF Developing Growth Fund
PF International Value Fund
PF Large-Cap Value Fund
PF Short Duration Bond Fund
PF Growth Fund
PF Mid-Cap Equity Fund
PF Large-Cap Growth Fund
PF International Large-Cap Fund
PF Managed Bond Fund
PF Inflation Managed Fund
PF Comstock Fund
PF Mid-Cap Growth Fund
PF Real Estate Fund
PF Emerging Markets Debt Fund
PF Currency Strategies Fund
PF Global Absolute Return Fund
PF International Small-Cap Fund
PF Equity Long/Short Fund

P

PF Mid-Cap Value Fund
PF Multi-Asset Fund
PF Multi-Fixed Income Fund

Effective:  January 31, 2018